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HOST MARRIOTT                         NEWS RELEASE
                                                             10400 FERNWOOD ROAD
                                                             BETHESDA, MD 20817

Contact:                                Greg  J. Larson
                                        Senior Vice President Investor Relations
                                        Host Marriott Corporation
                                        301-380-2076


HOST MARRIOTT SELECTS KPMG AS INDEPENDENT AUDITOR

BETHESDA, MD; May 24, 2002 - Host Marriott Corporation (NYSE:HMT), announced today that its board of directors has selected KPMG LLP as the company's independent auditor for 2002, replacing Arthur Andersen LLP.

     "After a careful review process, we are pleased to select KPMG LLP as our independent auditor, and look forward to working with them," said Christopher J. Nassetta, president and chief executive officer of Host Marriott Corporation.

     Prior to the appointment of KPMG LLP, Arthur Andersen had served as the company's independent accountants for many years. "We appreciate the dedication and professionalism Arthur Andersen brought to Host Marriott and thank both the firm and the individuals we have worked with, for their many years of service," added Mr. Nassetta.

     Host Marriott is a Fortune 500 lodging real estate company that currently owns or holds controlling interests in 122 upscale and luxury hotel properties primarily operated under premium brands, such as Marriott, The Ritz-Carlton, Hyatt, Four Seasons, SwissOtel and Hilton. For further information, please visit the Company's website at www.hostmarriott.com.
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